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                                                                   EXHIBIT 24.1

                                WELLS FARGO & COMPANY
                         (formerly named Norwest Corporation)

                                  Power of Attorney
                              of Director and/or Officer

     WHEREAS the undersigned became a director and/or officer of Wells Fargo & Company, a Delaware corporation formerly named Norwest Corporation (the "Corporation") effective upon the merger of the former Wells Fargo & Company ("Old Wells Fargo") with WFC Holdings Corporation, a wholly-owned subsidiary of the Corporation ("WFC Holdings").

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint RICHARD M. KOVACEVICH, STANLEY S. STROUP and JOHN T. THORNTON, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of the Corporation to a Registration Statement on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of 910,000,000 shares of Common Stock of the Corporation, adjusted for any change in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits or stock dividends occurring after the date hereof, issuable in connection with the merger of Old Wells Fargo with WFC Holdings, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney to be effective November 3, 1998.



                                        /s/ Paul Hazen
                                   -----------------------------------
                                        Paul Hazen